Exhibit 23

Consent of Independent Registered Public Accounting Firm

We consent to the incorporation by reference in the following Registration Statements of Magellan Health Services, Inc.:

Form	Registration Number	Date Filed
S-8	333-151509	5/20/2008
S-8	333-141056	3/05/2007
S-8	333-134202	5/17/2006
S-8	333-134201	5/17/2006
S-8	333-134199	5/17/2006
S-8	333-123222	3/09/2005

of our reports dated February 26, 2010, with respect to the consolidated financial statements and schedule of Magellan Health Services, Inc., and the effectiveness of internal control over financial reporting of Magellan Health Services, Inc., included in this Annual Report (Form 10-K) of Magellan Health Services, Inc. for the year ended December 31, 2009.

Baltimore, Maryland
February 26, 2010